                                                                 Exhibit 10.1.20
                                    AGREEMENT

Conseco, Inc. ("Company") and Stephen C. Hilbert ("Executive") for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged have entered into this agreement as of April 28, 2000.

                                    Recitals

A. Company and Executive are parties to an Employment Agreement dated as of January 1, 1998 and amended and restated from time to time thereafter including April 6, 2000 (the "Employment Agreement").

B. The parties wish to effect a termination of Executive's employment and to provide for Executive's resignation of his positions with the Company and its affiliates.

C. Capitalized terms not defined herein have the meanings ascribed in the Employment Agreement.

D. Prior to termination of Executive's employment hereunder, Company has granted to Executive 3-year options to purchase 2 million shares of the Company's common stock under the Company's 1994 Stock and Incentive Plan and the 1997 Non-qualified Stock Option Plan with an exercise price of the mean of the high and the low sales prices reported on the NYSE Composite Stock Tape for April 27, 2000.

                                    Agreement

In consideration of the foregoing and the mutual covenants and undertakings contained herein the parties agree as follows:

1. The parties agree that the Executive's employment is terminated effective as of April 28, 2000 (the "Termination Date") and that their rights and obligations are and will be fixed as though the Company terminated the Executive's employment pursuant to Section 9(a) of the Employment Agreement and such termination is not a "Control Termination."

2. Pursuant to and provided in Section 9(b) of the Employment Agreement the Company will make a severance distribution to Executive on or before May 8, 2000 (the "Distribution Date") of (i) the Note, the Debt, and the Collateral Documents and (ii) $49,382,165 minus additional interest accruing at the rate of $5,356.16 per day from the Termination Date to the Distribution Date less any withholding that the Company is required to make.

3. Company will pay Executive a bonus pursuant to Section 5(b)(vi) of the Employment Agreement that has accrued with respect to his first quarter of fiscal year 2000 (his "First Quarter Payment"). However, if the First Quarter Payment exceeds 25% of the Maximum Bonus payable with respect to the entire fiscal year had Executive been employed for the full year, Executive shall repay to the Company the excess.

4. Executive hereby resigns all of his offices and positions as a director, member or trustee with the Company and all of its subsidiaries, affiliates and employee benefit plans or trusts.

5. The parties have contemporaneously entered into a Consulting Agreement providing, among other things, that Executive will be available to perform specified services during a three year term.

6. The existing rights of Executive and obligations of Company with regard to indemnification of Executive that are not dependent upon Executive's continued employment or holding an office or directorship with the Company and indemnification rights under Company's current by-laws shall continue and will not be amended to the prejudice of Executive's rights and Company's obligations thereunder.

7. With regard to stock purchases before the Termination Date made by Executive under the Company's Director and Officer Stock Purchase Plans during the term of the Consulting Agreement the Company will continue to treat Executive as though he were an employee/participant for purposes of the Company's Director and Officer Stock Purchase Plans and the Company's established practices and accommodations in connection therewith including waivers of any guarantee fees and advancement of any interest payments due.

8. The Company agrees that it will use reasonable efforts to cause Executive to be included at all times as an insured at the Company's cost under Company officer and director liability insurance with regard to any acts, actions, facts, circumstances, errors or omissions performed or occurring prior to the Termination Date.

9. The Company and Executive will continue to honor their existing contractual obligations to make premium payments when due in accordance with the terms of various split-dollar insurance agreements between the Company and Executive or trusts for the benefit of Executive or his family.

10. The parties agree to execute any and all additional documents and take all actions reasonably required to more fully evidence or implement the intent of the parties expressed herein.

11.  This Agreement will be governed by the laws of the State of Indiana.

12. This Agreement has been duly authorized by each party and constitutes a valid and binding obligation in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of the parties and their successors in interest.

                                        CONSECO, INC.



                                        By  /s/ Thomas J. Kilian
                                           -------------------------------------
                                           Thomas J. Kilian, President


                                            /s/ Stephen C. Hilbert
                                           -------------------------------------
                                           Stephen C. Hilbert